Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT (the “Agreement”), made this 28th day of September, 2017, by and among Andy Z. Fan (the “Seller”) and Yap Nee Seng (the “Purchaser”).  The Seller and the Purchaser may be referred to herein singularly as a “Party” and collectively, as the “Parties”.

RECITALS

WHEREAS. the Parties wish to enter into this Agreement to set forth the terms and conditions upon which the Seller will sell Forty Million Twenty (40,000,020), shares representing 92.1% of the total outstanding common stock (the “Shares”), of Sichuan Leaders Petrochemical Company., a Florida corporation (the “Company”), owned of record and beneficially by the Seller to the Purchaser and the Purchaser will purchase the Shares from the Seller;

WHEREAS, the Purchasers have appointed Law Office of Yue & Associates, P.C., to act as their attorney and to represent them in the negotiation with respect of the purchase of the Shares; and

WHEREAS, the Parties have appointed J. M. Walker & Associates, Attorneys At Law, to act as the Escrow Agent (the “Escrow Agent”) for this transaction and to receive and hold all consideration received from the Purchaser for the sale of the Shares hereunder and all documents, stock certificates and corporate records of the Company to be delivered by the Seller and the Company to the Purchaser hereunder (collectively, “Documents”), in the Jody M. Walker COLTAF Trust Account, (the “Escrow Account”) unless other arrangements are agreed to by the Parties; and

WHEREAS, the Parties have entered into an escrow agreement of even date herewith (the “Escrow Agreement”) to effect the foregoing.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties herewith agree as follows:

ARTICLE I

SALE AND PURCHASE OF THE SHARES

1.01 Sale. Subject to the terms and conditions of this Agreement, the Seller agree to sell the Shares, and the Purchaser shall purchase the Shares, for a total of Three Hundred Seventy-Five Thousand Dollars USD ($375,000.00) (the “Purchase Price”).  This is a private transaction between the Seller and Purchaser.

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1.02 Escrow Agent. Pursuant to the Escrow Agreement the Parties have appointed the Escrow Agent as to the distribution of the Purchase Price received for the sale of the Shares and distribution of the Documents to be held in the Escrow Account.

1.03 Deposit; Due Diligence.

(a) Upon execution of this Agreement, the Purchaser shall make, by wire transfer, a refundable deposit (the “Deposit”) in the amount of Thirty Thousand Dollars USD ($30,000.00), to the Escrow Account on or before September 28, 2017, for the Shares being sold by the Seller. The Deposit shall become non-refundable after ten business (10) days from the signing of this Agreement.  The amount deposited will be held in the Escrow Account until Closing (as hereinafter defined) of this Agreement) or until otherwise released as provided in this Agreement.

(b) The Deposit shall be fully refundable for a period of ten business (10) days from the signing of this Agreement for any reason or no reason (the “Due Diligence Period”).   Unless an extension of time is agreed to in writing by both parties, the Purchaser has until close of business (5:00 PM Pacific Standard Time) October 13, 2017 to complete due diligence (SUBJECT ALWAYS TO the Seller making available on a timely basis to the Purchaser and/or his attorney all required documents and/or information which the Purchaser’s attorney has requested or documents and/or information which the Seller is obliged to provide and deliver to enable the Purchaser’s attorney to carry out and complete a due diligence on the Company) and to notify the Escrow Agent in the event the Purchaser wants to cancel the transaction for a full refund of the Deposit. In the event the Escrow Agent fails to receive written notification by the aforementioned time and after the Due Diligence Period, the Deposit will be non-refundable unless the Seller fails to fulfill any of their obligations under this Agreement. In addition, if after signing this Agreement and prior to the Closing, in performing due-diligence, the Purchaser discovers something of significance with respect to the Seller or the Company that is not previously disclosed herein and that changes the structure and intent of this Agreement and the transaction contemplated hereby as defined as Seller’s default (the “Default”), the Purchaser will notify the Seller of the such by written notice given in to the addresses and in the manner provided in Section 6.08 of this Agreement and request refund of the Deposit.  The Seller shall have ten (10) days after receiving any such notice to correct the discrepancy, to the extent correctable, to the reasonable satisfaction of the Purchaser or the Deposit will be refunded to the Purchaser by the Escrow Agent. If after the due diligence deadline and before the Closing Date, the Seller breaches this Agreement to enter into sales agreement with anyone other than the Purchaser or the Seller refuses to close, the Seller is obligated to return to the Purhcaser all considerations that have been paid by the Purchaser to the Seller prior to Closing and in addition, pay the Purchaser an amount equicvalent to the Deposit as agreed liquidated damages (the “Liquidated Damages”). The account wire instructions for the Deposit herein and payment pursuant to Sections 1.04 and 3.01(b) (i) are as follows:

First Bank of Colorado

Englewood, Colorado 80155

800-964-3444

ABA Routing #107005047

SWIFT code: FBCRUS51

FOR THE ACCOUNT OF:

Jody M. Walker COLTAF Trust Account

7841 South Garfield Way

Centennial, Colorado 80122

Account # 419-123-1973

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Within three (3) business days after receipt of the Deposit by the Escrow Agent, the Seller will make available by Google Drive or Drop Box, or by email, for review by the Purchaser, the Documents, any and all other documents and records of the Company and all other information regarding the Seller or the Company which the Purchaser requests.

The Purchaser will provide Seller with the information as requested by the Seller concerning the Purchaser, including information on its proposed director nominees.

1.04 Balance of Purchase Price; the Closing; Termination prior to Closing.

(a) It is agreed that the full amount of the Purchase Price will be wire transferred to the Escrow Account on or before October 16, 2017 and that the closing of the sale and purchase of the Shares (the “Closing”) will take place on October 18, 2017.  It is agreed that all of the Shares and the Documents shall remain in the Escrow Account until the full Purchase Price of $375,000.00 has been paid into Escrow, whereupon the Closing shall take place and the Documents shall be disbursed to the Purchaser and the Purchase Price shall be shall be disbursed as per instructions of the Seller’ Representative.

(b) In addition to the termination provision set forth in Section 1.03(b) above, this Agreement may be terminated prior to the Closing (i) unilaterally by the Seller if: (A) the balance of the Purchase Price for the Shares is not paid in full on or before October 16 , 2017, unless an extension of time is agreed to in writing by both parties; or (b) the Purchaser has failed to comply with all material terms of this Agreement; and (ii) unilaterally by the Purchaser if the Seller have failed to comply with all material terms of this Agreement if (a) the Documents from the Seller and the Company are not delivered to Escrow Agent and Transfer Agent on or before October 16, 2017, unless an extension of time is agreed to in writing by both parties; or (b) the Seller have failed to comply with all material terms of this Agreement. Upon termination of this Agreement pursuant to clause (i) above, all consideration paid by the Purchaser and the Documents shall be delivered to Seller in accordance with the terms of the Escrow Agreement. Upon termination of this Agreement pursuant to clause (ii) above, all consideration paid by the Purchaser shall be delivered to the Purchaser and in addition, the Seller shall be obgliated to pay the Liquidated Damages to the Purchaser. , and all Documents shall be delivered to the Seller in accordance with the terms of the Escrow Agreement.

ARTICLE II

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER

The Seller represents and warrants to and covenant with the Purchaser that as of the date of this Agreement as of the date of the Closing:

2.01 Organization. The Company is a Florida corporation duly organized, validly existing, and in good standing under the laws of that state, has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in the State of Florida, and elsewhere (if required). All actions taken by the incorporators, directors and/or stockholders of the Company have been valid and in accordance with the laws of the state of Florida.

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2.02 SEC Reporting Status/OTCQB Quotation/DTC Eligibility.

(a) The Company is a reporting company and is required to file periodic reports with the Securities Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company is current in all of it’s filings with the SEC.

(b) The Company is a “shell” company (as such term is defined in Rule 12b-2 under the Exchange Act).

(c) The Company’s common stock is included for quotation on the Pink Sheets market maintained by OTC Markets Group under the symbol SLPC.

(d) The Company’s common stock is DTC-eligible to the best of knowledge of the Seller, DTC has not taken, and will not take action to impose directly and/or indirectly a “chill” or other restrictions on the common stock.

2.03 Authorization; Enforcement; Validity. The Seller has all requisite power, authority and legal capacity to enter into and perform his obligations under this Agreement, the Escrow Agreement and any other agreements that may be entered into by the Seller in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”). This Agreement and all the other Transaction Documents have been duly executed and delivered by the Seller and constitute the legal, valid and binding obligations of the Seller, enforceable against each Seller in accordance with their respective terms.

2.04 Capitalization.

(a) The authorized capital stock of the Company consists of 5,000,000,000 shares of common stock, $0.01 par value, of which 43,425,000 Shares are issued and outstanding.  The Company has no preferred shares authorized. All outstanding Shares are fully paid and non-assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement.  At the Closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating the Company to issue or to transfer from treasury any additional shares of its capital stock.

(b) None of the outstanding Shares are subject to any stock restriction agreements or the beneficiary of any agreement requiring the Company to register shares under the Securities Act of 1933, as amended (the “Securities Act”). There are approximately 36 stockholders of record of the Company plus shares in street name, if any. All of such stockholders have valid title to the Shares and acquired their Shares in a lawful transaction and in accordance with Florida corporate law, the Securities Act and applicable state securities laws based upon of their respective states of residence.

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2.05 Subsidiaries. The Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

2.06 SEC Documents; Financial Statements. The Company has (including within any additional time periods provided by Rule 12b-25 under the Exchange Act) filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act through the period of June 30, 2017.

All filings, all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein, all amendments thereto and all schedules and exhibits thereto and to any such amendments being hereinafter referred to collectively, as the “SEC Documents”). Through June 30, 2017 all of the SEC Documents are available on the SEC’s EDGAR system. To the best of knowledge of the Seller, as of their respective filing or effective dates, as applicable, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents and the Securities Act and the rules and regulations promulgated thereunder.

As to the best of knowledge of the Seller, and as of their respective filing and effective dates, as applicable, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.07 Internal Accounting Controls; Sarbanes-Oxley Act of 2002. To the best of knowledge of the Seller, the Company is in compliance with the requirements of the Sarbanes-Oxley Act of 2002 applicable to it as of the date hereof. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosures controls and procedures to ensure that material information relating to the Company, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-K or 10-Q, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the date of its most recently filed periodic report (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls over financial reporting (as such phrase is defined in Item 308 of Regulation S-B under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls over financial reporting. The Company’s auditors, at all relevant times, have been duly registered in good standing with the Public Company Accounting Oversight Board.

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2.08 Liabilities. Notwithstanding the foregoing, the Company shall not, as of the Closing, have any debt, liability, or obligation of any nature, except for three Promissory Notes that will be paid from the Escrow Account and cancelled and any other liabilities,whether accrued, absolute, contingent, or otherwise that shall be paid, cancelled or forgiven at the Closing as set forth in Schedule A, .

2.09 Litigation. To the Best of knowledge of the Seller, neither the Seller nor the Company is a party to any direct and/or indirect litigation, arbitration and/or other proceedings and the Seller are not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving the Seller and/or the Company or any of their respective assets, including without limitation, in the case of the Seller, the Shares. There is no dispute of any kind between the Seller and/or the Company and any third party. Neither the Seller nor the Company is party to any suit, action, arbitration, or legal administrative or other proceeding, or pending governmental investigation. To the best knowledge of the Seller, there is no basis for any such action or proceeding and no such action or proceeding is threatened against the Seller and/or the Company. Neither the Seller nor the Company is party to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

2.10 Tax Returns. The Company has filed all state and federal tax returns required to be filed by it through the date hereof in the United States. As of Closing, there shall be no taxes of any kind due or owing for the years of 2016 and before.

2.11 No Conflicts. The execution and delivery of this Agreement and the other Transaction Documents by the Seller and the performance by the Seller of their obligations hereunder and thereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which the Seller, the Company or the directors and officers of the Company are a party, or by which they or their respective assets may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause Seller and/or the Company to be liable to any third party; or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of the Company or upon the Shares.

2.12 Contracts, Leases and Assets. The Company is not a party to any contract, agreement or lease (unless such contract, agreement or lease has been assigned to and assumed by another party and the Company has been released from its obligations thereunder) other than its the contract with the Transfer Agent. No person holds a power of attorney from the Company or of the Seller.

2.13 Compliance with Laws. To the best of knowledge of the Seller, the Company has complied in all material respects, with, and is not in violation of any, federal, state, or local statute, law, and/or regulation in the United States. The Company has complied with all federal and applicable state securities laws in connection with the offer, sale and distribution of its securities both in the United States. The Shares being sold by the Seller to the Purchaser hereunder are being sold in a private transaction between the Seller and the Purchaser exempt from the registration requirements of Section 5 of the Securities Act under the rules, regulations and interpretations of the Securities Act.

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2.14 Conduct of Business. Prior to the Closing, the Company shall conduct its business in the normal course, and shall not (without the prior written approval of Purchaser): (a) sell, pledge, or assign any assets; (b) amend its Certificate of Incorporation or Bylaws; (c) declare dividends, redeem or sell stock or other securities; (d) incur any liabilities, except in the normal course of business, which liabilities will be paid, cancelled or forgiven at or prior to Closing; (e) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party; (f) enter into any other transaction; or (g) enter into an agreement to do any of the foregoing.

2.15 Corporate Documents. Each of the following documents, which shall be true, complete and correct in all material respects, will be submitted on or before the Closing:

(a) Certificate of Incorporation and all amendments thereto;

(b) Bylaws and all amendments thereto;

(c) Minutes and Consents of the board of directors;

(d) Minutes and Consents of shareholders;

(e) List of directors and officers;

(f) Certificate of Good Standing from the Secretary of State of Florida.

(g) Current Shareholder list from the Transfer Agent; and

(h) Copies of the Company’s agreements with its transfer agent, auditor and Edgar filing agent if, in each case, the terms of such agreement require the Company to pay any amount if it elects to terminate such agreement.

(i) Copies of agreements relating to any and all debt and liabilities that were cancelled, paid or forgiven.

All minutes, consents or other documents pertaining to the Company to be delivered at or before the Closing pursuant to this Section 2.15 shall be valid and in accordance with the laws of Florida.

2.16 Title. The Seller have good and marketable title to all of the Shares being sold by them to the Purchaser pursuant to this Agreement, and upon payment of the Purchase Price therefore, Purchaser will receive good and marketable title to the Shares subject only to such liens thereon as may be created by Purchaser.  The Shares will be, at the Closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind, except for restrictions on transfer imposed by federal and state securities laws.  None of the Shares are or will be subject to any voting trust or agreement.  No person holds or has the right to receive any proxy or similar instrument with respect to such Shares.  Except as provided in this Agreement, the Seller are not a party to any agreement, which offers or grants to any person the right to purchase or acquire any of the Shares. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the purchase of the Shares by Purchaser (and/or assigns) impair, restrict or delay voting rights with respect to the Shares.

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2.17 Transfer of Shares.

(a) The Seller will have the responsibility for sending (i) stock certificates evidencing the Shares (the “Original Certificates”) together with duly executed stock powers with a medallion guaranty accepatipal to and confirmed by the Transfer Agent to the Transfer Agent; (ii) instruction from seller to instruct the Transfer Agent to send new stock certificates of 40,000,020 shares registered in the names directed by the acceptable to the Purchaser; (iii) a confirmation letter from Transfer Agent to the Purchaser’s attorney that it has received copies of all documents required to transfer the Shares free and clear from Seller to Purchaser (“Trasnfer Agent Notification”);

(b) The Purchaser will have the responsibility of having the certificates transferred into its name. the Purchaser shall be responsible for all costs involved in such transfers. Notwithstanding the foregoing, the Seller shall cooperate in furnishing the Purchaser with any additional information or documents required by the Transfer Agent to effect such transfer.

2.18 Ownership of Stock. Seller is the sole record and beneficial owner of, and has good and marketable title to the Shares under such Seller’s name. Seller owns such shares of Common Stock free and clear of any charges, pledges, options, mortgages, deeds of trust, hypothecations, security interests or other encumbrances or restrictions (collectively, “Liens”) and upon consummation of the transactions contemplated hereby the Purchaser purchasing such shares will acquire good and marketable title to such shares free and clear of all Liens, other than Liens created by such Purchaser.

2.19 Authorization; No Agreements. This Agreement has been duly and validly executed and delivered by the Seller and is a legal, valid and binding obligation of the Seller, enforceable against him in accordance with its terms. The execution, delivery and performance by the Seller of this Agreement does not violate any contractual restriction contained in any agreement which binds or affects or purports to bind or affect the Seller or the Company. The Seller is not a party to any agreement, written or oral, creating rights in respect of any of the Shares in any third party or relating to the voting of the Shares. The Seller is not a party to any outstanding or authorized options, warrants, rights, calls, commitments, conversion rights, rights of exchange or other agreements of any character, contingent or otherwise, providing for the purchase, issuance or sale of any of the Shares or any other capital stock of the Company, and there are no restrictions of any kind on the transfer of any of the Shares, other than (a) restrictions on transfer imposed by the Securities Act and (b) restrictions on transfer imposed by applicable state securities or “blue sky” laws.

2.20 Consents and Approvals. The execution and delivery by Seller of this Agreement, the performance by Seller of his obligations hereunder and the consummation by Seller of the transactions contemplated hereby do not require Seller to obtain any consent, approval or action of, or make any filing with or give any notice to, any person or entity.

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2.21 Resale Restrictions. None of the Shares have been registered under the Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, none of the Shares may be offered or sold by the Seller, except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case only in accordance with applicable state securities laws.

2.22 Original Acquisition.  The Shares represented by the Seller’s Original Certificate were originally acquired from the Company and its affiliates, and fully paid for his own account and not with a view to, or for sale in connection with, any distribution, resale or public offering of such Shares or any part thereof in violation of the Securities Act.

2.23 Repayment of Debt and Obligations. On or before the Closing Date, the Sellers shall cause the Company to satisfy all of the Company’s liabilities and obligations, such that the Company shall have no liabilities or obligations as of the Closing Date.

2.24 No Disagreements with Accountants and Lawyers. To the best of knowledge of the Seller, tThere are no disagreements of any kind presently existing, or reasonably anticipated by the Seller to arise, between the accountants, and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers.

2.25 No Injunction. There shall not be in effect, at the Closing Date, any injunction or other binding order of any court or other tribunal having jurisdiction over the Sellers or the Company that prohibits the sale of the Shares to Purchasers.

ARTICLE III

CLOSING DELIVERIES

3.01 Closing Deliveries. At least 48 hours prior to Closing (or such shorter period as may be agreed to by the Parties in writing), the Parties shall have made the following deliveries to the Escrow Agent:

(a) By the Seller:

(i) The documents set forth in Section 2.15 of this Agreement;

(i)	stock certificate or certificates, along with stock powers with signature guarantee acceptable to the Transfer Agent, representing the Shares, endorsed in the name of Purchaser or left blank., and such corporate authorizations as may be required, and instructions from the Seller to the Transfer Agent to issue stock certificate in the name of the Purchaser, upon Closing

(ii)	the resignation of all officers of the Company unless agreed to otherwise by all parties in writing to be effective after Closing.

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(iii)	the resignations of all directors of the Company and the appointment of three new directors as designated by the Purchaser, to be effective after Closing.

(iv)	true and correct copies of all of the business and corporate records of the Company, including but not limited to correspondence files, bank statements, checkbooks, savings account books, minutes of stockholder and directors’ meetings or consents, financial statements, stockholder listings, stock transfer records, agreements, tax returns and contracts that exist;

(v)	true and correct copies of the original stock purchase agreements that the Seller acquired their Shares from the Company; and

(vi)	such other documents and records of the Company as may be reasonably required by the Purchaser.

(vii)	Current transfer agent’s confirmation letter that it has received copies of all documents required to transfer the Shares free and clear of any encumbrances or liens from the Seller to the Purchaser;

(viii)	Officer Certificate. The Seller shall request that the Company shall delivered to the Purchaser a certificate, executed by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying that there are no outstanding liabilities, obligations or indebtedness of the Company that will not be satisfied at Closing.

(ix)	The Seller shall request that the Company deliver to the Purchaser a certificate certifying that (i) the current version of the Articles of Incorporation and Bylaws of the Company and certifying that the Articles of incorporation have not been amended since the date(s) of the Florida Certificate and that no event has occurred since the date of issuance of the Florida Certificate that would adversely affect the Company’s corporate good standing.

(b) By the Purchaser:

(i)	wire transfer to the Escrow Agent of $345,000.00, representing the balance of the payment for the Purchase Price for the Shares.

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ARTICLE IV

INVESTMENT REPRESENTATIONS AND WARRANTIES AND COVENANTS

OF THE PURCHASER

The Purchaser represents and warrants to and covenants with the Seller as follows:

4.01 Transfer Restrictions. The Purchaser agrees that the Shares being acquired pursuant to this Agreement may be sold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration (a “Transfer”) only pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under Securities Act.

4.02 Investment Intent. The Purchaser is acquiring the Shares for its own account for investment, and not with a view toward distribution thereof.

4.03 No Advertisement. The Purchaser acknowledges that the Shares have been offered to the Purchaser in direct communication between the Purchaser and the Seller, and not through any advertisement of any kind.

4.04 Knowledge and Experience. The Purchaser acknowledges it has been encouraged to seek its own legal and financial counsel to assist in evaluating this purchase.  The Purchaser acknowledges that the Seller have given the Purchaser and its attorneys and advisors access to all information relating to the Company’s business that the Purchaser has requested.  The Purchaser acknowledges that it has sufficient business and financial experience and knowledge concerning the affairs and conditions of the Company in order to make a reasoned decision as to this purchase of the Shares and is capable of evaluating the merits and risks of such purchase.

4.05 Restrictions on Transferability.

(a) The Purchaser is aware of the restrictions on transferability of the Shares and further understands that some or all of the certificates may bear a legend similar to the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED IN SECTIONS 4(a) (1) AND 4(a) (2) AND/OR REGULATION D UNDER THE SECURITIES ACT. AS SUCH, THE PURCHASE OF THESE SECURITIES WAS MADE WITH THE INTENT OF INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION THEREOF. THEREFORE, ANY SUBSEQUENT TRANSFER OF THESE SECURITIES OR ANY INTEREST THEREIN WILL BE UNLAWFUL UNLESS THEY ARE REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

(b) The Purchaser understands that the Shares may only be disposed of pursuant to either (i) an effective registration statement under the Securities Act, or (ii) an exemption from the registration requirements of the Securities Act.

(c) Neither the Company nor the Seller have filed such a registration statement with the SEC or any state authorities nor agreed to do so, nor contemplates doing so in the future for the Shares or any other securities of the Company, and in the absence of such a registration statement or exemption, the Purchaser may have to hold the Shares indefinitely and may be unable to liquidate them in case of an emergency.

4.06 Future Business of the Company. The Purchaser represents that after the Closing the Purchaser will either carry on the existing business of the Company or enter into a new business.  After the Closing, the Purchaser covenants not to manipulate or participate in a manipulating the Share price of the Company in a “pump and dump” scheme.

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4.07 Current Report on Form 8-K. Following the Closing, the Company shall timely file and the Purchaser shall cause the Company to timely file a Current Report on Form 8-K with the SEC, disclosing the acquisition of the Shares by the Purchaser, the change of control of the Company, all changes to the board of directors and officers of the Company and all such additional disclosure as is required on such report pursuant to the SEC’s rules and regulations.

4.08 The Purchaser and the Company, after Closing, will have the full responsibility to prepare and file the Form 10Q with the SEC, for the period ending September 30, 2017.

Seller agrees to assist the Purchaser by supplying information needed and Company in filing the Form 10Q.

4.09 Anti-Money Laundering, Anti-Corruption and Anti-Terrorism Laws. The Purchaser confirms that the funds representing the Purchase Price will not represent proceeds of a crime for the purpose of any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline and the Purchaser is in compliance with, and has not previously violated, the United States of America Patriot Act of 2001, as amended through the date of this Agreement, to the extent applicable to the Purchaser and all other applicable anti-money laundering, anti-corruption and anti-terrorism laws and regulations.

ARTICLE V

INDEMNIFICATION

5.01 Indemnification. From and after the Closing, the Parties, jointly and severally, agree to indemnify the other against all actual losses, damages and expenses caused by (a) any inaccuracy in any of the representations and warranties of the Seller pursuant to this Agreement or in any certificate delivered by the Seller pursuant to this Agreement, or any material breach of this Agreement by them or any material misrepresentation contained herein; or (b) any misstatement of a material fact or omission to state a material fact required to be stated herein or necessary to make the statements herein not misleading.

5.02 Indemnification Non-Exclusive. The foregoing indemnification provision is in addition to, and not derogation of any statutory, equitable or common law remedy any party may have for breach of representation, warranty, covenant or agreement.

5.03 Survival. All representations and warranties of the Parties made hereunder shall be true as of the date of Closing and shall survive the Closing.

ARTICLE VI

MISCELLANEOUS

6.01 Captions and Headings. The Article, Section and Subsection headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

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6.02 Amendments Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged, orally, but only by an agreement in writing signed by the Party against whom enforcement of any waiver, change, modification, or discharge is sought.

6.03 No Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the Party against whom such waiver is charged; and (a) the failure of any Party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (b) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure; and (b) no waiver by any Party of one breach by another Party shall be construed as a waiver with respect to any other or subsequent breach.

6.04 Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, contain the entire Agreement and understanding between the Parties hereto, and supersede all prior agreements and understandings.

6.05 Partial Invalidity. In the event that any condition, covenant, or other provision of this Agreement is held to be invalid or void by any court of competent jurisdiction, it shall be deemed severable from the remainder of this Agreement and shall in no way affect any other condition, covenant or other provision of the Agreement.  If such condition, covenant, or other provision is held to be invalid due to its scope or breadth, it is agreed that it shall be deemed to remain valid to the extent permitted by law.

6.06 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile, .PDF or other electronic signatures will be acceptable to all parties.

6.07 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing, shall be (a) sent by personal delivery or recognized overnight courier; (b) effective upon receipt; and (c) transmitted to the Parties at the following addresses:

If to the Seller:	Andy Z. Fan
9030 W. Sahara Avenue, #217
Las Vegas, NV 89117
Phone: 702-576-1187
Email: andyfan8@yahoo.com

If to the Purchaser:	Yap Nee Seng
c/o Yue Cao, Esq
Law Office of Yue & Associates,P.C.
7700 Irvine Center Drive, Suite 800
Irvine, CA 92618
Phone: 617-312-1708
Email: ycao@yueuslaw.com

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Any Party may change its address by notice given to the other Party or Parties pursuant to the terms of this Section 6.07.

6.08 Binding Effect. This Agreement shall inure to and be binding upon the Parties and their respective (as applicable) heirs, executors, personal representatives, successors and assigns.

6.09 Mutual Cooperation. The Parties shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

6.10 Governing Law. This Agreement and the rights of the Parties hereunder shall be governed by and construed in accordance with the Laws of the State of Florida (regardless of its conflict of laws principles), including all matters of construction, validity, performance and enforcement and without giving effect to the principles of conflict of laws.

6.11 Exclusive Jurisdiction and Venue. The Parties hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in Florida. By execution hereof, the Parties hereby consent and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the Florida and agree that any process in any such action may be served upon any of them personally, or by certified mail, return receipt requested, with the same full force and effect as if personally served upon them. The Parties expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto.

6.12 Attorneys Fees. In the event any Party hereto shall commence legal proceedings against the other to interpret, enforce or otherwise arising from this Agreement, the prevailing Party in any such proceeding shall be entitled to recover from the non-prevailing Party its costs of suit, including reasonable attorneys’ fees and costs, at both the trial and appellate levels.

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IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties as of the date first written above.

THE SELLER:

ANDY Z. FAN

/s/ Andy Fan
Andy Z. Fan

THE PURCHASER:

YAP NEE SENG

/s/ Yap Nee Seng
Yap Nee Seng

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Scheduel A

Outstanding Liabliites To Be Paid and Cancelled Upon Closing

1.	Convertible Promissory Note between Sichuan Leaders Petrochemical Company and Venturevest Capital Corporation, dated May 311, 2017 in the amount of $6,000.00

2.	Convertible Promissory Note between Sichuan Leaders Petrochemical Company and Venturevest Capital Corporation dated June 14, 2017 in the amount of$8,690.00

3.	Convertible Promissory Note betweenSichuan Leaders Petrochemical Company and Venturevest Capital Corporation dated July 31, 2017 in the amount of $7,680.00

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